EXHIBIT 4.04(o)

               ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This ELEVENTH AMENDMENT (this "Amendment"), executed, delivered, and dated as of May 20, 1999 (but effective as of the specified Effective Date referred to below), by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as Agent and Administrative Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston and referred to below and in the Credit Agreement, as defined below, as "FNBB") in its individual capacity as a Lender, IMPERIAL BANK and FIRST UNION NATIONAL BANK, as Lenders, and FIRST UNION NATIONAL BANK, as documentation agent (the "Documentation Agent") for the Lenders, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996, a letter agreement dated as of November 7, 1996, the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, the Sixth Amendment dated as of February 6, 1997, the Seventh Amendment dated as of June 27, 1997, the Eighth Amendment dated as of February 12, 1998, the Ninth Amendment dated as of September 25, 1998, the Tenth Amendment dated as of November 18, 1998, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      WHEREAS, the Borrowers have requested that the Lenders agree to increase the amount of their revolving credit commitments, to provide a new term loan and to amend certain provisions of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement;

      NOW THEREFORE, the parties hereto hereby agree as follows:

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                                      -2-


      ss.1. Amendments to the Credit Agreement.

      ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate place in the alphabetical sequence:

      "Administrative Agent. The Agent referred to herein."

      "Applicable Term Eurodollar Rate Margin. See ss.2.6."

      "Applicable Term Base Rate Margin. See ss.2.6."

      "Applicable Term Margin. See Section 2.6."

      "Documentation Agent. First Union National Bank, in its capacity as documentation agent, subject to ss.13.12 hereof."

      "Eleventh Amendment Closing Date. May 20, 1999."

      "Excess Operating Cash Flow. For any period, without duplication. Consolidated EBITDA for such period, minus Cash Interest Charges for such period, minus permitted capital expenditures actually made in such period, except to the extent actually financed with permitted Indebtedness under Section 10.1(f) of this Credit Agreement incurred during such period, minus federal, state, and local income taxes paid in cash during such period, minus any required or mandatory permanent repayments of principal on any Funded Indebtedness of the Borrowers paid during such period, and minus any voluntary prepayments on the Term Loan pursuant to ss.2.6(d) of this Credit Agreement paid during such period."

      "Mandatory Recapture Prepayments. See Section 2.6(c)(iii)."

      "Recapture Date. See Section 2.6(c)(iii)."

      ss.1.2. Changes in Certain Definitions. Section 1 of the Credit Agreement is hereby further amended as follows:

      (a) The table contained in the definition of "Commitment Percentage" in
Section 1 of the Credit Agreement is hereby amended to read as follows:

            "Lender                                   Percentage
            -------                                   ----------

            FNBB                                      46.6666667%
            Imperial Bank                             13.3333333%
            First Union                               40.0000000%"

      (b) The definition of "Revolving Credit Commitment" in Section 1 of the Credit Agreement is hereby amended by replacing the phrase "Thirty Two Million Five Hundred Thousand Dollars ($32,500,000)" with the phrase "$50,000,000".

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                                      -3-


      (c) The definition of "Revolving Credit Commitment Amount" in Section 1 of the Credit Agreement is hereby amended by replacing the number "Thirty Two Million Five Hundred Thousand Dollars ($32,500,000)" with the phrase "$50,000,000".

      (d) The definition of "Term Loan" in Section 1 of the Credit Agreement is hereby amended by replacing the phrase "10th Amendment Closing Date" with the phrase "Eleventh Amendment Closing Date" and by replacing the figure "$12,500,000" with the figure "$25,000,000".

      (e) The definition of "Term Loan Maturity Date" in Section 1 of the Credit Agreement is hereby amended by replacing the date "December 31, 2003" with the date "December 31, 2004".

      (f) The table contained in the definition of Term Loan Percentage in
Section 1 of the Credit Agreement is hereby amended to read as follows:

            "Lender                                   Percentage
            -------                                   ----------

            FNBB                                      46.6666667%
            Imperial Bank                             13.3333333%
            First Union                               40.0000000%"

      ss.1.3. Rules of Interpretation. Section 1.2(j) of the Credit Agreement is hereby amended by adding the phrase "and Applicable Term Margin under Section 2.6" immediately after the phrase "Section 2.4".

      ss.1.4. Revolving Credit Loan.

      (a) The table in Section 2.4(b) of the Credit Agreement is hereby amended to appear as follows:

                                                                  Applicable
                 Cash Flow                Applicable Base      Eurodollar Rate
Pricing Tier   Leverage Ratio            Rate Margin (p.a.)     Margin (p.a.)
------------   --------------            ------------------     -------------

--------------------------------------------------------------------------------
      1        Less than 1.25 to 1              0%                  1.25%

--------------------------------------------------------------------------------
      2        Greater than or equal
               to 1:25 to 1 but less than
               1.50 to 1                        0%                 1.50%

--------------------------------------------------------------------------------
      3        Greater than or equal to
               1.50 to 1 but less than
               2.00 to 1                        0%                  1.75%

--------------------------------------------------------------------------------
      4        Greater man or equal to
               2:00 to 1 but less than
               2.50 to 1                        0%                  2.00%

--------------------------------------------------------------------------------
      5        Greater than or equal to
               2.50 to 1 but less than
               3.00 to 1                        0.25%               2.25%

--------------------------------------------------------------------------------
      6        Greater than or equal to
               3:00 to 1 but less than
               3.50 to 1                        0.75%               2.75%

--------------------------------------------------------------------------------
      7        Greater than or equal to
               3.50 to 1                        1.25%               3.25%
--------------------------------------------------------------------------------

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                                      -4-


      (b) Section 2.4(b) of the Credit Agreement is hereby amended by replacing the phrase "with respect to the Loans" appearing in the third sentence of such subsection with the phrase "with respect to the Revolving Credit Loans".

      (c) Section 2.4(c)(ii) of the Credit Agreement is hereby amended by replacing the phrase "with respect to the Loans" with the phrase "with respect to the Revolving Credit Loans".

      (d) Section 2.4(c)( iii) of the Credit Agreement is hereby amended by replacing the phrase "the Loans" with the phrase "the Revolving Credit Loans" in each place such phrase appears in Section 2.4(c)(iii).

      ss.1.5. Term Loan. Section 2.6 of the Credit Agreement is hereby amended as follows:

      (a) Subsection (a) of Section 2.6 is hereby amended by deleting the phrase "10th Amendment Closing Date" and replacing it with the phrase "Eleventh Amendment Closing Date", replacing the phrase "Tenth Amendment hereto" with the phrase "Eleventh Amendment hereto", and replacing the number "$12,500,000" in each place where it appears in Section 2.6(a) and replacing it in each such place with the number "$25,000,000".

      (b) Subsection (b) of Section 2.6 is hereby amended by replacing the phrase "10th Amendment Closing Date" with the phrase "Eleventh Amendment Closing Date".

      (c) The table in Subsection (c)(i) of Section 2.6 is hereby amended to read as follows:

                    ---------------------------------------
                    Date                 Installment Amount
                    ----                 ------------------

                    ---------------------------------------
                    March 31, 2000             $250,000
                    June 30, 2000              $250,000
                    September 30, 2000         $250,000
                    December 31, 2000          $250,000
                    March 31, 2001             $250,000
                    June 30, 2001              $250,000
                    September 30, 2001         $250,000
                    December 31, 2001          $250,000
                    March 31, 2002             $250,000
                    June 30, 2002              $250,000
                    September 30, 2002         $250,000
                    December 31, 2002          $250,000
                    March 31, 2003           $2,500,000
                    June 30, 2003            $2,500,000
                    September 30, 2003       $2,500,000
                    December 31, 2003        $2,500,000
                    March 31, 2004           $3,000,000
                    June 30, 2004            $3,000,000
                    September 30, 2004       $3,000,000
                    December 31, 2004        $3,000,000
                    ---------------------------------------

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                                      -5-


      (d) The following new Subsection (c)(iii) of Section 2.6 is hereby added after Subsection (c)(ii):

      "(iii) Annual Excess Cash Flow Recapture. On the date which is one hundred and five (105) days after the end of each fiscal year (the "Recapture Date"), except as set forth below, the Borrowers jointly and severally shall be obligated to make prepayments in respect of the outstanding principal of the Term Loan in an amount equal to fifty percent (50%) of the Excess Operating Cash Flow as computed for such most recently completed fiscal year, in each case payable to the Agent for application in respect of the Term Loan to the applicable ratable accounts of the Lenders (the "Mandatory Recapture Prepayments"). Such Mandatory Recapture Prepayments shall be applied pro rata to the remaining unpaid scheduled installments of principal with respect to the Term Loan in accordance with their respective unpaid amounts. No such Mandatory Recapture Prepayments with respect to the Term Loan may be reborrowed. However, such obligation to make Mandatory Recapture Prepayments on any such potential Recapture Date shall not apply if (but only if) the Term Loan shall have been paid in full or the Cash Flow Leverage Ratio shall have been less than 3.00 to
1.00 as determined as of each of the two most recent, consecutive Fiscal Quarter end dates occurring prior to such Recapture Date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under Section 9.4 hereof on or prior to such potential Recapture Date."

      (e) Section 2.6(e) of the Credit Agreement is hereby amended to read as follows:

      "(e) Interest on Term Loan. Except as otherwise provided in ss.4.1:

      (A) The Borrowers shall pay interest on the unpaid principal amount of the Term Loan made by the Lenders to the Borrowers from time to time outstanding, until such principal amount is paid in full, at an annual rate equal to, (i) with respect to any portion of the Term Loan which is a Base Rate Loan, the Base Rate in effect from time to time plus the Applicable Term Base Rate Margin, and
(ii) with respect to any portion of the Term Loan which is a Eurodollar Rate Loan, the Eurodollar Rate in effect for the applicable Interest Period plus the Applicable Term Eurodollar Rate Margin (the Applicable Term Base Rate Margin or the Applicable Term Eurodollar Rate Margin, whichever is applicable, is sometimes referred to herein as the "Applicable Term Margin").

      (B) On each Adjustment Date following the end of each Fiscal Quarter, the Applicable Term Margin shall be determined on the basis of the financial statements and Compliance Certificates required to be delivered under Section
9.4 hereof with respect to such Fiscal Quarter. The Applicable Term Margin shall be the applicable rate per annum set forth in the table below opposite the level of the Cash Flow Leverage Ratio determined for the applicable fiscal period of four consecutive Fiscal Quarters, treated as a single accounting period (as referred to in the definition of Cash Flow Leverage Ratio), ending on the Quarter End Date immediately prior to such Adjustment Date. The Applicable Term Margin that is so determined on each such Adjustment Date shall be effective with respect to the Term Loan as follows: (i) with respect to all portions of the Term Loan constituting Base Rate Loans, such Applicable Term Margin shall be deemed to have become effective as of the date immediately following such preceding Quarter End Date (i.e., as of the first day of the Fiscal Quarter immediately following such Quarter End Date) and shall continue to be effective through the next Quarter End Date; and (ii) with respect to all portions of the Term Loan constituting Eurodollar Rate Loans, such Applicable Term Margin shall be deemed to have become effective with respect to all Interest Periods (or the

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                                      -6-


applicable portions thereof) of such Eurodollar Rate Loans for which the Interest Payment Date occurs on or after such Adjustment Date (but prior to the next Adjustment Date).

                                                               Applicable Term
 Term Loan        Cash Flow             Applicable Term Base   Eurodollar Rate
Pricing Tier   Leverage Ratio            Rate Margin (p.a.)     Margin (p.a.)
------------   --------------            ------------------     -------------

--------------------------------------------------------------------------------
      1        Less than 1.25 to 1              0.25%              2.00%

--------------------------------------------------------------------------------
      2        Greater than or equal
               to 1:25 to 1 but less than
               1.50 to 1                        0.25%              2.00%

--------------------------------------------------------------------------------
      3        Greater than or equal to
               1.50 to 1 but less than
               2.00 to 1                        0.25%              2.00%

--------------------------------------------------------------------------------
      4        Greater than or equal to
               2:00 to 1 but less than
               2.50 to 1                        0.25%              2.25%

--------------------------------------------------------------------------------
      5        Greater than or equal to
               2.50 to 1 but less than
               3.00 to 1                        0.50%              2.50%

--------------------------------------------------------------------------------
      6        Greater than or equal to
               3:00 to 1 but less than
               3.50 to 1                        1.00%              3.00%

--------------------------------------------------------------------------------
      7        Greater than or equal to
               3.50 to 1                        1.50%              3.50%
--------------------------------------------------------------------------------

      (C) Notwithstanding the foregoing provisions.

            (i) the initial Adjustment Date for purposes of this ss.2.6(e) shall be deemed to occur on May 15, 1999 (notwithstanding the definition of Adjustment Date in Section 1 hereof) with the Applicable Term Margin to be determined on such date on the basis of the calculation of the Cash Flow Leverage Ratio for the fiscal period of four consecutive Fiscal Quarters ended on or about March 31, 1999 (treated as a single accounting period); thereafter, each Adjustment Date for purposes of this ss.2.6(e) subsequent to each applicable Quarter End Date shall be such date as is provided in the definition of Adjustment Date in Section 1 hereof:

            (ii) if the Companies fail to deliver any financial statements or Compliance Certificates (as the case may be) required under Section 9.4 hereof with respect to any Fiscal Quarter on or prior to the scheduled Adjustment Date immediately following such Fiscal Quarter, then (notwithstanding such failure) the Applicable Term Margin shall be deemed provisionally set on such Adjustment Date at that "Tier" which was determined on the prior Adjustment Date; provided, however, in the event such failure to deliver such financial statements or Compliance Certificates (as the case may be) is subsequently cured, the Applicable Term Margin shall be appropriately re-adjusted and shall be deemed to have been initially set on such scheduled Adjustment Date at that correct "Tier" which should have been set on such Adjustment Date had such failure not occurred; in any event, the Applicable Term Margin so determined under this paragraph shall be effective with respect to the Term Loan as provided in paragraph (B) above; and

            (iii) if, as a result of any such delay in delivery of financial statements or Compliance Certificates (as the case may be) as described above, or as a result of any

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                                      -7-


            such delay as described above in correctly determining the Applicable Term Margin that should have been determined on the relevant Adjustment Date, or for any other reason, an incorrect interest rate shall have been applied hereunder to the Term Loan, then such interest rate determination shall be appropriately corrected retroactively, and within three (3) Business Days after written notice thereof in reasonable detail requesting a retroactive correction of interest previously paid given by either the Borrowers, the Agent or any Lender, the Borrowers shall pay to the Lenders, or (as the case may be) the Lenders on a several and ratable basis shall credit the Borrowers with, the amount of the appropriate retroactive correction in the amount of interest paid with respect to the Term Loan.

      (D) The Borrowers jointly and severally promise to pay interest on the Term Loan in arrears on each Interest Payment Date with respect thereto and at maturity of the Term Loan.

      (E) The provisions of ss.2.3 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

      (F) Any portion of the Term Loan bearing interest determined by reference to the Eurodollar Rate relating to any Interest Period shall be in an amount of $250,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment has an Interest Period ending on such date or is then bearing interest determined by reference to the Base Rate."

      ss.1.6. Certain Common Provisions.

      (a) Section 4.1 of the Credit Agreement is hereby amended by adding after the phrase "Base Rate Loans", the phrase, "constituting Revolving Credit Loans or a portion of the Term Loan, as the case may be".

      {b) Section 4.5 of the Credit Agreement is hereby amended by deleting the number "$22,500,000" and replacing it with the number "$40,000,000".

      ss.1.7. Reimbursement Obligations. Section 4A.2 of the Credit Agreement is hereby amended by inserting the phrase "Revolving Credit Loans which constitute" immediately before the phrase "Base Rate Loans" at the end of Section 4A.2.

      ss.1.3. Affirmative Covenants. Section 9.4(d) of the Credit Agreement is hereby amended by adding the phrase "and Applicable Term Margin under ss.2.6" immediately after the phrase "ss.2.4".

      ss.1.9. Negative Covenants. Section 10 of the Credit Agreement is hereby amended as follows:

      (a) Section 10.3(e) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section 10.3(e):

      "Further, for purposes only of this clause (e) of this ss.10.3, capital expenditures shall include any Investments made pursuant to ss.10.11(m) hereof. The restrictions of this

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                                      -8-


ss.10.3(e) shall not apply to capital expenditures actually financed by permitted purchase money Indebtedness incurred pursuant to Section 10.1(f) hereof."

      (b) The second sentence of Section 10.5(b) of the Credit Agreement is hereby amended by (i) deleting the phrase, "up to 1,330,600", (ii) deleting the number "$20,000,000" and replacing it with the phrase "$40,000,000, and at a maximum purchase price not to exceed $30 per share," and (iii) adding at the end of such second sentence, immediately before the period, the phrase, ", and further provided that the pro forma Cash Flow Leverage Ratio (computed for this purpose on a pro forma basis, the numerator of such ratio for this purpose being the Funded Indebtedness that would be then outstanding on the date of such proposed Distribution immediately after giving effect to such proposed Distribution and any related Indebtedness to be incurred in connection with the financing thereof, and the denominator of such ratio for this purpose being the Consolidated EBITDA for the Reference Period ending on the most recent Fiscal Quarter end date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under Section 9.4 hereof prior to the time of any such proposed Distribution) shall be less than 3:00 to 1:00".

      (c) Section 10.6 of the Credit Agreement is hereby amended by inserting immediately after the phrase "principal payments" the new phrase "(other than Mandatory Recapture Prepayments)" in clause (ii)(B) of Section 10.6.

      (d) Section 10.11 of the Credit Agreement is hereby amended by adding the following new subsection at the end thereof:

      "(m) additional Investments, provided that such Investments shall not exceed $100,000 of Investments made during any fiscal year and shall be subject to the applicable limitations with respect thereto set forth in Section 10.3(e)."

      (e) Section 10.11 of the Credit Agreement is further hereby amended by deleting the word "and" from the end of Section 10.11(k), and replacing the period at the end of Section 10.10(1) with the phrase "; and".

      ss.1.10. The Agent. Section 13 of the Credit Agreement is hereby amended by adding the following new subsections 13.12 and 13.13:

      "ss.13.12. No Rights or Duties of the Documentation Agent. The Documentation Agent, as such, shall have no rights and no duties or responsibilities under this Credit Agreement."

      "ss.13.13. The Administrative Agent. References to the Agent in this Credit Agreement or the other Loan Documents shall be deemed to be references to the Administrative Agent, and references to the Administrative Agent in this Credit Agreement or the other Loan Documents shall be deemed to be references to the Agent, so that such terms may be used interchangeably herein and therein.

      ss.2. Transitional Arrangements; Allocations. Effective as of the Effective Date, each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (the "Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the

Effective Date (the "Adjusted Amount"). Each of the Borrowers and the Guarantors hereby agrees that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers also hereby jointly and severally agree to pay all amounts referred to in ss.4.12 of the Credit Agreement arising in connection with the Adjustment (as if the Adjustment resulted in prepayments of the Revolving Credit Loans reallocated pursuant to the Adjustment). Upon the occurrence of the Adjustment, (a) the Agent shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each of the Lenders shall promptly thereafter return to the Agent its existing Revolving Credit Note or Amended and Restated Revolving Credit Note, as the case may be, as replaced by an Amended and Restated Revolving Credit Note in connection with this Amendment and the contemplated reallocation of the Revolving Credit Commitment Amount. The Lenders shall make any appropriate adjustments in payments received in respect of the Obligations which are allocable to periods prior to the Effective Date directly among themselves as shall be necessary to effect the proper allocation of such payments among the Lenders, reflecting their respective portions of the applicable Obligations held by them from time to time.

      ss.3. Representations and Warranties.

      ss.3.1. Borrowers' Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

      (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Effective Date, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

      (b) Authority No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Effective Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

      ss.4. Conditions to Effectiveness. This Amendment shall be deemed to be effective as of May 20, 1999 (the "Effective Date"), subject to:

      (a) the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of the following documents, each in form and substance satisfactory to the Agent and the Lenders:

      (i) this Amendment signed by each of the Borrowers, each of the Guarantors, the Agent, and each of the Lenders;

      (ii) an Amended and Restated Revolving Credit Note executed and delivered jointly and severally by the Borrowers in favor of each Lender in the amounts of its respective Commitment Percentage of the aggregate Revolving Credit Commitment Amount, which shall (from and after the Effective Date) be deemed to constitute the Revolving Credit Notes held by such Persons as referred to in the Credit Agreement;

      (iii) an Amended and Restated Term Note executed and delivered jointly and severally by the Borrowers in favor of each Lender in the amounts of its respective Term Loan Percentage of the Term Loan, which shall (from and after the Effective Date) be deemed to constitute the Term Notes held by such Persons as referred to in the Credit Agreement;

      (iv) certificates of an appropriate officer of each of the Borrowers, dated as of the date hereof, as to (i) the charter documents and by-laws, each as amended, of each of the Borrowers, (ii) the corporate actions taken by each of the Borrowers authorizing the execution. delivery, and performance hereof, and (iii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers authorized to sign this Amendment on behalf of each of the Borrowers;

      (v) a favorable written legal opinion addressed to the Agent and Lenders, dated as of the date hereof, from outside counsel to the Borrowers, with respect to such matters as to the Borrowers and the Loan Documents as the Agent and the Lenders may reasonably request, including (without limitation) opinions as to the corporate authority of each of the Borrowers to execute, deliver, and perform this Amendment, the Notes, and the other documents contemplated hereby, and the enforceability hereof and thereof;

      (vi) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.3 hereof are true and correct on and as of date hereof and as of the Effective Date;

      (vii) legal existence and good standing certificates issued by the appropriate public officials as to each of the Borrowers, and such other certificates, documents, or instruments with respect to this Amendment, the Notes, the other Loan Documents, the Borrowers, and the Guarantors as the Agent or any of the Lenders may reasonably request;

      (viii) separate fee letters from the Borrowers to each of the Lenders, as separately agreed with each of them; and

      (b) the completion of the following acts:

      (i) the payment of such fees by the Borrowers, relating hereto, as shall have been previously, separately agreed by the parties, to be paid to the Agent, for allocation between the Agent and the Documentation Agent in such respective amounts as so agreed with each such person;

      (ii) the payment by the Borrowers of such fees, relating hereto, as shall have been previously, separately agreed to by the parties, to be paid to the Agent, for allocation among the Lenders in such respective amounts as so agreed `with each Lender; and

      (iii) the Borrowers shall have repaid in full the previously-advanced Term Loan as referred to in the Tenth Amendment to the Credit Agreement (together with all accrued and unpaid interest owing thereon) prior to or on the Effective Date, such that the Lenders shall have loaned to the Borrowers hereunder on the Effective Date in accordance with their respective Term Loan Percentages, as affected by this Amendment, and the Borrowers shall have borrowed hereunder on the Effective Date, a new term loan on the Effective Date in the aggregate principal amount of $25,000,000 (which new term loan shall, from and after the Effective Date, be deemed to be the "Term Loan" referred to in the Credit Agreement);

      ss.5. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended, supplemented and increased hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

      ss.6. Return of Notes. Promptly upon the effectiveness of this Amendment, each Lender holding a Revolving Credit Note or Term Note previously delivered to such Lender under the Credit Agreement (prior to giving effect to this Amendment) that has been superseded and replaced by a Revolving Credit Note or Term Note delivered to such Lender pursuant to this Amendment shall return such superseded note, marked "cancelled", to the Borrowers.

      ss.7. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                   The Borrowers:

                                   MORTON'S RESTAURANT GROUP, INC.
                                   PEASANT HOLDING CORP.
                                   MORTON'S OF CHICAGO, INC.

                                   By: /s/ Thomas J. Baldwin
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer


                                   BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Administrative Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   FIRST UNION NATIONAL BANK, for itself and as Documentation Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   IMPERIAL BANK

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   Consented and agreed to, by each off
                                   THE GUARANTORS (as defined in the Credit
                                   Agreement)

                                   By: /s/ Thomas J. Baldwin
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer for each of the
                                          Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                   The Borrowers:

                                   MORTON'S RESTAURANT GROUP, INC.
                                   PEASANT HOLDING CORP.
                                   MORTON'S OF CHICAGO, INC.

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer


                                   BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Administrative Agent

                                   By: /s/ Christopher Holtz
                                       -----------------------------------------
                                   Name:  CHRISTOPHER HOLTZ
                                   Title: VICE PRESIDENT


                                   FIRST UNION NATIONAL BANK, for itself and as Documentation Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   IMPERIAL BANK

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   Consented and agreed to, by each off
                                   THE GUARANTORS (as defined in the Credit
                                   Agreement)

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer for each of the
                                          Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                   The Borrowers:

                                   MORTON'S RESTAURANT GROUP, INC.
                                   PEASANT HOLDING CORP.
                                   MORTON'S OF CHICAGO, INC.

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer


                                   BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Administrative Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   FIRST UNION NATIONAL BANK, for itself and as Documentation Agent

                                   By: /s/ Joel Thomas
                                       -----------------------------------------
                                   Name:  Joel Thomas
                                   Title: Vice President


                                   IMPERIAL BANK

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   Consented and agreed to, by each off
                                   THE GUARANTORS (as defined in the Credit
                                   Agreement)

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer for each of the
                                          Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                   The Borrowers:

                                   MORTON'S RESTAURANT GROUP, INC.
                                   PEASANT HOLDING CORP.
                                   MORTON'S OF CHICAGO, INC.

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer


                                   BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Administrative Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   FIRST UNION NATIONAL BANK, for itself and as Documentation Agent

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   IMPERIAL BANK

                                   By: /s/ Paula J. Barysauskas
                                       -----------------------------------------
                                   Name:  PAULA J. BARYSAUSKAS
                                   Title: VICE PRESIDENT

                                   Consented and agreed to, by each off
                                   THE GUARANTORS (as defined in the Credit
                                   Agreement)

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas J. Baldwin
                                   Title: Executive Vice President and Chief
                                          Financial Officer for each of the
                                          Guarantors